Exhibit 99.1

Investor Contact:	Company Contact:
Dennis Walsh, Vice President	Thomas W. Bennet, Jr., CFO
Sharon Merrill	(978) 970-5600
(617) 542-5300	tbennet@trcsolutions.com
trr@investorrelations.com

TRC Announces First-Quarter Fiscal 2015 Financial Results
Strong Demand Across All Segments Drives 14% NSR Growth
Board Authorizes $10 Million Share Repurchase Program

Lowell, MA, November 4, 2014 - TRC Companies, Inc. (NYSE: TRR), a recognized leader in engineering, consulting and construction management services to the energy, environmental and infrastructure markets, announced today financial results for the fiscal first quarter ended September 26, 2014.

Financial Highlights

	Fiscal First Quarter Ended
	September 26,	September 27,	%
(In millions, except per share data)	2014	2013	Change

Net service revenue (1)	$92.6	$81.3	14%
Operating income	$6.0	$4.3	41%
Net income applicable to TRC Companies, Inc.	$3.5	$2.5	40%
Diluted earnings per common share	$0.11	$0.08	38%
Diluted weighted-average common shares outstanding	30.4	30.0

(1) The Company believes net service revenue (NSR) best reflects the value of services provided and is the most meaningful indicator of revenue performance.

Comments on the Results

“TRC delivered double-digit growth on both the top and bottom line for the first quarter of fiscal 2015,” said Chris Vincze, Chairman and Chief Executive Officer. “NSR increased 14%, with positive contributions from all three segments. Operating income grew 41% and net income was up 40%. Our first-quarter results are proof that our profitable growth and performance excellence initiatives are on track.

TRC
650 Suffolk Street • Lowell, Massachusetts 01854
Telephone 978-970-5600 • Fax 978-453-1995

“In our Environmental segment, strong demand from oil and gas customers, specifically for remediation and pipeline permitting services, drove 24% NSR growth and a 9% increase in profit. Energy segment NSR grew 15% as utility clients expanded capital spending programs for power delivery, transmission and distribution services - markets where we now have a greater geographic presence. TRC’s ongoing initiatives to improve labor utilization resulted in a 38% increase in Energy segment profit. Within our Infrastructure segment, NSR was 4% higher, driven by capital investments by commercial clients, as well as State and municipal transportation projects, however, profit decreased 20% due to contract scope changes under negotiation.”

Share Repurchase Program

The Company also announced today that its Board of Directors has authorized the repurchase of up to $10 million of common stock over the next three years. TRC intends to repurchase shares from time to time in open market transactions in accordance with applicable federal securities laws. The timing and the amount of any repurchases will be determined by the Company's management based on its evaluation of market conditions, capital allocation alternatives, and other factors. The program does not require the Company to purchase any specific number of shares and may be modified, suspended, cancelled or reinstated by the Company at any time.

Business Outlook

“TRC is well-positioned in markets with attractive long-term growth opportunities, and we are bidding on a record level of new projects in all three segments. As we expand the scale of our business, we are driving improved performance to support our clients in solving the world’s energy, environmental and infrastructure challenges. We continue to maintain significant balance sheet flexibility to support our growth initiatives, including continued organic investments and strategic acquisitions. In addition, our stock repurchase program demonstrates the Board’s confidence in our ability to generate long-term profitable growth and our commitment to enhancing shareholder value,” concluded Vincze.

Conference Call Information

TRC will broadcast its financial results conference call today, November 4, 2014 at 9 a.m. ET. To listen to the live webcast and access the accompanying presentation slides, visit the “Investor Center” section of TRC’s website at www.TRCsolutions.com. The call also may be accessed by dialing (877) 407-5790 or (201) 689-8328. A webcast replay will be available on the Company’s website for approximately one year.

TRC
650 Suffolk Street • Lowell, Massachusetts 01854
Telephone 978-970-5600 • Fax 978-453-1995

About TRC

A pioneer in groundbreaking scientific and engineering developments since the 1960s, TRC is a national engineering, consulting and construction management firm that provides integrated services to the energy, environmental and infrastructure markets. TRC serves a broad range of clients in government and industry, implementing complex projects from initial concept to delivery and operation. TRC delivers results that enable clients to achieve success in a complex and changing world. For more information and updates from the Company, visit TRC's website at www.TRCsolutions.com and follow TRC on Twitter and StockTwits at @TRC_Companies and on LinkedIn.

Forward-Looking Statements

Certain statements in this press release may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You can identify these statements by forward-looking words such as "may," "expects," "plans," "anticipates," "believes," "estimates," or other words of similar import. You should consider statements that contain these words carefully because they discuss TRC’s future expectations, contain projections of the Company’s future results of operations or of its financial condition, or state other "forward-looking" information. TRC believes that it is important to communicate its future expectations to its investors. However, there may be events in the future that the Company is not able to accurately predict or control and that may cause its actual results to differ materially from the expectations described in its forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainties, and actual results may differ materially from those discussed as a result of various factors, including, but not limited to, the uncertainty of TRC’s operational and growth strategies; circumstances which could create large cash outflows, such as contract losses, litigation, uncollectible receivables and income tax assessments; regulatory uncertainty; the availability of funding for government projects; the level of demand for TRC’s services; product acceptance; industry-wide competitive factors; the ability to continue to attract and retain highly skilled and qualified personnel; the availability and adequacy of insurance; and general political or economic conditions. Furthermore, market trends are subject to changes, which could adversely affect future results. See the risk factors and additional discussion in TRC’s Annual Report on Form 10-K for the fiscal year ended June 30, 2014, and other factors included from time to time in the Company’s other subsequent filings with the Securities and Exchange Commission.

TRC
650 Suffolk Street • Lowell, Massachusetts 01854
Telephone 978-970-5600 • Fax 978-453-1995

TRC Companies, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)

	Three Months Ended
	September 26, 2014	September 27, 2013
Gross revenue	$123,025	$106,574
Less subcontractor costs and other direct reimbursable charges	30,406	25,322
Net service revenue	92,619	81,252
Interest income from contractual arrangements	22	47
Insurance recoverables and other income	4,844	12,300
Operating costs and expenses:
Cost of services (exclusive of costs shown separately below)	81,190	78,398
General and administrative expenses	8,038	8,771
Depreciation and amortization	2,265	2,176
Total operating costs and expenses	91,493	89,345
Operating income	5,992	4,254
Interest expense	(31)	(92)
Income from operations before taxes	5,961	4,162
Federal and state income tax provision	(2,480)	(1,702)
Net income	3,481	2,460
Net loss applicable to noncontrolling interest	4	27
Net income applicable to TRC Companies, Inc.	$3,485	$2,487

Basic earnings per common share	$0.12	$0.08
Diluted earnings per common share	$0.11	$0.08

Weighted-average common shares outstanding:
Basic	29,979	29,298
Diluted	30,378	30,027

TRC
650 Suffolk Street • Lowell, Massachusetts 01854
Telephone 978-970-5600 • Fax 978-453-1995

TRC Companies, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except share data)
(Unaudited)

	September 26, 2014	June 30, 2014
ASSETS
Current assets:
Cash and cash equivalents	$28,812	$27,597
Restricted cash	24	5,756
Accounts receivable, less allowance for doubtful accounts	126,260	116,937
Insurance recoverable - environmental remediation	43,750	42,062
Restricted investments	2,766	2,934
Deferred income tax assets	12,309	12,293
Income taxes refundable	573	1,021
Prepaid expenses and other current assets	14,564	12,441
Total current assets	229,058	221,041

Property and equipment	60,368	60,240
Less accumulated depreciation and amortization	(47,816)	(47,190)
Property and equipment, net	12,552	13,050
Goodwill	32,671	31,679
Investments in and advances to unconsolidated affiliates and construction joint ventures	112	112
Long-term deferred income tax assets	3,732	4,267
Long-term restricted investments	25,371	23,537
Long-term prepaid insurance	27,847	28,521
Other assets	13,239	13,378
Total assets	$344,582	$335,585
LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$4,763	$463
Current portion of capital lease obligations	491	562
Accounts payable	30,622	32,663
Accrued compensation and benefits	43,235	36,586
Deferred revenue	16,407	14,503
Environmental remediation liabilities	163	138
Other accrued liabilities	42,241	47,310
Total current liabilities	137,922	132,225
Non-current liabilities:
Long-term debt, net of current portion	76	105
Capital lease obligations, net of current portion	92	167
Income taxes payable and deferred income tax liabilities	1,462	1,539
Deferred revenue	68,619	70,398
Environmental remediation liabilities	8,686	6,268
Total liabilities	216,857	210,702
Commitments and contingencies
Equity:
Common stock, $.10 par value; 40,000,000 shares authorized, 30,254,019 and 30,250,537 shares issued and outstanding, respectively, at September 26, 2014, and 29,752,934 and 29,749,452 shares issued and outstanding, respectively, at June 30, 2014	3,026	2,975
Additional paid-in capital	187,062	187,748
Accumulated deficit	(61,869)	(65,354)
Accumulated other comprehensive loss	(81)	(77)
Treasury stock, at cost	(33)	(33)
Total stockholders' equity applicable to TRC Companies, Inc.	128,105	125,259
Noncontrolling interest	(380)	(376)
Total equity	127,725	124,883
Total liabilities and equity	$344,582	$335,585

TRC
650 Suffolk Street • Lowell, Massachusetts 01854
Telephone 978-970-5600 • Fax 978-453-1995